EXHIBIT 99.1
Purchase, New York        Telephone: 914-253-2000        www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com
PepsiCo Reports First Quarter 2014 Results

•	Core[1] EPS increased 7 percent to $0.83. Core constant currency[1] EPS increased 10 percent. Reported EPS increased 15 percent to $0.79

•	Organic[1] revenue grew 4.0 percent in the quarter. Reported net revenue was even versus the prior-year quarter, reflecting the impacts of foreign exchange translation and structural changes

•	Core constant currency operating profit increased 7 percent. Reported operating profit increased 9 percent.

•	Company expects to return approximately $8.7 billion to shareholders through dividends and share repurchases in 2014, a 35 percent year-over-year increase

•	Company reaffirms 7 percent core constant currency EPS growth target for 2014

•	On track to deliver approximately $1 billion in annual productivity savings in 2014

PURCHASE, N.Y. - April 17, 2014 - PepsiCo, Inc. (NYSE: PEP) today reported core earnings per share of $0.83 for the first quarter, an increase of 7 percent. Core constant currency EPS increased 10 percent on organic revenue growth of 4.0 percent.

“We’re pleased with our performance in the first quarter of 2014. PepsiCo delivered mid-single-digit organic revenue growth and double-digit core constant currency earnings per share growth, despite ongoing macroeconomic volatility, political instability and other challenging marketplace conditions in a number of our key markets,” said Chairman and CEO Indra Nooyi.

“We continue to perform well, in part, because we have strong, balanced portfolios of brands, products and geographies that enable us to capture growth opportunities across multiple demand spaces while we responsibly manage through the volatility and challenges in other parts of the business.
1Please refer to the Glossary for the definitions of Non-GAAP financial measures including core, constant currency, organic and free cash flow.

“We’re also benefiting from the investments we’ve recently made to strengthen our brands, innovate more effectively, and drive better execution; all while operating more efficiently by leveraging our global scale and capabilities.

“We remain confident in achieving our financial goals for the full year and believe that we have the right strategies in place to create long-term value for our shareholders.”

Summary First Quarter 2014 Performance (Percent Growth)

	Reported	Core Constant Currency[a]	Organic[b]
Volume
Snacks	2		2
Beverages	—		—
Net Revenue	—		4
Operating Profit[c]	9	7
EPS	15	10

	Organic Volume[b]	Net Revenue	Operating Profit[c]	Organic Revenue[b]	Core Constant Currency Operating Profit[a]
PAF	1	1	2	5	5
FLNA	3	3	4	4	6
LAF	(3)	(2)	7	9	13
QFNA	3	—	(11)	1	(9)

PAB	—	—	(24)	1	(3)
Europe	3/3[d]	1	72	7	64
AMEA	4/(1)[d]	(5)	5	6	10
Total Divisions	2/- [d]	—	(2)	4	6
Total PepsiCo	2/- [d]	—	9	4	7

a Core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Core” and “Constant Currency”.
b Organic results are non-GAAP financial measures that adjust for impacts of acquisitions, divestitures and other structural changes and foreign exchange translation. For more information about our organic results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for the definition of “Organic”.
c The reported operating profit performance was impacted by certain items excluded from our core results in both 2014 and 2013. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.
d Snacks/Beverages.

Summary of First Quarter Financial Performance:

•
Organic revenue grew 4.0 percent and reported net revenue was even versus the prior-year quarter. Structural changes negatively impacted reported net revenue performance by nearly half a percentage point and foreign exchange translation had a 3-percentage-point unfavorable impact in the quarter.

•
Organic revenue grew 5 percent for global snacks and 3 percent for global beverages in the quarter. On a reported basis, revenue grew 1 percent for global snacks and declined 1 percent for global beverages, reflecting unfavorable foreign exchange translation and structural changes. Each operating segment had organic revenue growth in the quarter.

•
Developing and emerging market organic revenue grew 9 percent in the quarter. On a reported basis, developing and emerging market net revenue declined 2 percent in the quarter, reflecting structural changes and unfavorable foreign exchange translation.

•
Core gross margin expanded 40 basis points in the quarter reflecting implementation of effective revenue management strategies and productivity initiatives. Core operating margin expanded 50 basis points in the quarter. Reported gross margin increased 80 basis points and reported operating margin increased 110 basis points in the quarter.

•
Core constant currency operating profit increased 7 percent and included a $31 million one-time gain related to the sale of agricultural assets in Europe. Reported operating profit increased 9 percent and included the net impact of mark-to-market gains on commodity hedges, certain restructuring costs in 2014 and the lapping of the devaluation of net monetary assets in Venezuela in the prior-year quarter.

•	The company’s core effective tax rate was 23.7 percent and the reported effective tax rate was 24.1 percent, both below the prior-year quarter.

•
Core EPS was $0.83 and reported EPS was $0.79. Core EPS includes a $0.02 impact from the one-time gain related to the sale of agricultural assets in Europe. Core EPS excludes a net impact of $0.01 per share related to mark-to-market net gains on commodity hedges and a $0.05 negative impact from restructuring charges. Mark-to-market net gains and losses on commodity hedges are subsequently reflected in core division results when the divisions recognize the cost of the underlying commodity in operating profit.

•	Cash flow provided by operating activities was $181 million.

•	Company is on track to deliver targeted $1 billion of productivity savings in 2014.

•	Company expects to return a total of $8.7 billion to shareholders in 2014 through approximately $5.0 billion in share repurchases and $3.7 billion in dividends.

Division Operating Summaries:

PepsiCo Americas Foods (PAF)
Organic revenue grew 5 percent in the quarter driven by 1 percentage point of organic volume growth and 4 percentage points of effective net pricing. Each division within PAF had organic revenue growth in the quarter. Reported net revenue increased 1 percent, reflecting a 4-percentage-point unfavorable impact from foreign exchange translation.

Core constant currency operating profit increased 5 percent, reflecting organic revenue gains and productivity initiatives, partially offset by increased advertising and marketing expense.

Frito-Lay North America (FLNA)
Organic revenue increased 4 percent in the quarter, reflecting a 3-percentage-point increase in organic volume and 1 percentage point of effective net pricing. Reported net revenue increased 3 percent, reflecting a 1-percentage-point unfavorable foreign exchange translation impact.

Core constant currency operating profit grew 6 percent in the quarter, reflecting organic revenue gains and productivity savings, partially offset by operating cost inflation and a double-digit increase in advertising and marketing expense.

Latin America Foods (LAF)
Organic revenue grew 9 percent in the quarter, reflecting 12 percentage points of effective net pricing, partially offset by a 3 percent volume decline. Reported net revenue declined 2 percent in the quarter, reflecting an 11-percentage-point unfavorable foreign exchange translation impact.

Organic revenue in Mexico declined low-single digits reflecting the adverse impact of the enactment of taxes on certain food products. The balance of our Latin America Foods business experienced double-digit organic revenue growth. Reported net revenue declined mid-single-digits in Mexico and increased low-single-digits in the balance of our Latin America Foods business, also reflecting the impact of unfavorable foreign exchange translation.

Core constant currency operating profit increased 13 percent reflecting organic revenue growth and productivity gains, partially offset by operating cost and commodity cost inflation.

Quaker Foods North America (QFNA)
Organic revenue increased 1 percent in the quarter. Reported net revenue was even versus the prior-year quarter, reflecting a 1-percentage-point unfavorable foreign exchange translation impact. Core constant currency operating profit declined 9 percent, reflecting the impact of oat supply disruptions, unfavorable net pricing and operating cost inflation, partially offset by productivity gains.

PepsiCo Americas Beverages (PAB)
Organic revenue increased 1 percent in the quarter, reflecting 1 percentage point of effective net pricing and even organic volume. During the quarter, PAB maintained its value market share position in the U.S. in measured channels. Reported net revenue was even versus the prior-year quarter, reflecting a 1-percentage-point impact from unfavorable foreign exchange translation.

In North America, non-carbonated beverage volume grew 2 percent, and carbonated soft drink volume declined 1 percent. Latin America beverage volume decreased 1 percent driven by volume declines in Mexico related to the enactment of taxes on certain beverage products.

Core constant currency operating profit declined 3 percent, reflecting operating cost inflation and the adverse impact of the tax in Mexico, partially offset by effective net pricing, productivity gains and adjustments recognized through the company's share of the results of a joint venture.

Europe
Organic revenue grew 7 percent, reflecting balanced volume growth and effective net pricing. Snacks and beverage volume each rose 3 percent. Reported net revenue increased 1 percent, including a 6-percentage-point unfavorable foreign exchange translation impact.
Core constant currency operating profit growth of 64 percent in the quarter included a $31 million contribution from the one-time gain on the sale of agricultural assets and reflects organic revenue growth and productivity savings, partially offset by commodity cost and operating cost inflation.

Asia, Middle East & Africa (AMEA)
Organic revenue grew 6 percent in the quarter, lapping double-digit organic growth in the prior-year quarter. Growth was driven by snacks volume growth and effective net pricing. Reported net revenue declined 5 percent, reflecting a 5-percentage-point negative impact from the refranchising of bottling operations in Vietnam and a 5-percentage-point unfavorable impact from foreign exchange translation.
Core constant currency operating profit increased 10 percent, reflecting organic revenue growth and productivity gains, partially offset by operating cost inflation.

2014 Guidance and Outlook:
Consistent with its previous guidance for 2014, the company expects 7 percent core constant currency EPS growth versus its fiscal 2013 core EPS of $4.37. Based on the current foreign exchange market consensus, the company currently expects foreign exchange translation to have an unfavorable impact of approximately 4 percentage points on full year core EPS growth in 2014.

Excluding the impact of structural changes and foreign exchange translation, organic revenue in 2014 is expected to grow mid-single digits versus 2013, consistent with the company’s long-

term target. Based on the current foreign exchange market consensus, the company currently expects foreign exchange translation to have an unfavorable impact of approximately 3 percentage points on full year net revenue growth in 2014.

For 2014, the company expects low-single-digit commodity inflation and productivity savings of approximately $1 billion. The company expects higher interest expense driven by increased debt balances and a core effective tax rate of approximately 25 percent.

The company is targeting over $10 billion in cash flow from operating activities and more than $7 billion in free cash flow (excluding certain items) in 2014. Net capital spending is expected to be approximately $3 billion in 2014, within the company’s long-term capital spending target of less than or equal to 5 percent of net revenue.

The company expects to return a total of $8.7 billion to shareholders in 2014 through dividends of approximately $3.7 billion and share repurchases of approximately $5.0 billion.

Conference Call:
At 8 a.m. (Eastern Time) today, the company will host a conference call with investors and financial analysts to discuss first-quarter 2014 results and the outlook for 2014. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, and unaudited)

	12 Weeks Ended
	3/22/2014	3/23/2013	Change
Net Revenue	$12,623	$12,581	—%
Cost of sales	5,747	5,834	(1.5)%
Selling, general and administrative expenses	5,048	5,066	—%
Amortization of intangible assets	21	23	(9)%
Operating Profit	1,807	1,658	9%
Interest expense	(201)	(214)	(6)%
Interest income and other	10	27	(62)%
Income before income taxes	1,616	1,471	10%
Provision for income taxes	389	386	1%
Net income	1,227	1,085	13%
Less: Net income attributable to noncontrolling interests	11	10	10%
Net Income Attributable to PepsiCo	$1,216	$1,075	13%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.79	$0.69	15%
Weighted-average common shares outstanding	1,540	1,563

Cash dividends declared per common share	$0.5675	$0.5375

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended
	3/22/2014	3/23/2013	Change
Net Revenue
Frito-Lay North America	$3,219	$3,123	3%
Quaker Foods North America	634	634	—%
Latin America Foods	1,338	1,367	(2)%
PepsiCo Americas Foods	5,191	5,124	1%

PepsiCo Americas Beverages	4,426	4,420	—%
Europe	1,961	1,942	1%
Asia, Middle East & Africa	1,045	1,095	(5)%
Total Net Revenue	$12,623	$12,581	—%

Operating Profit
Frito-Lay North America	$862	$828	4%
Quaker Foods North America	160	180	(11)%
Latin America Foods	232	216	7%
PepsiCo Americas Foods	1,254	1,224	2%

PepsiCo Americas Beverages	429	565	(24)%
Europe	152	88	72%
Asia, Middle East & Africa	194	184	5%
Division Operating Profit	2,029	2,061	(2)%
Corporate Unallocated
Commodity Mark-to-Market Net Impact	34	(16)
Restructuring and Impairment Charges	3	(1)
Venezuela Currency Devaluation	—	(124)
Other	(259)	(262)
	(222)	(403)	(45)%
Total Operating Profit	$1,807	$1,658	9%

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Statement of Cash Flows (in millions, unaudited)

	12 Weeks Ended
	3/22/2014	3/23/2013
Operating Activities
Net income	$1,227	$1,085
Depreciation and amortization	532	551
Stock-based compensation expense	72	77
Cash payments for merger and integration charges	—	(11)
Restructuring and impairment charges	98	11
Cash payments for restructuring charges	(25)	(30)
Non-cash foreign exchange loss related to Venezuela devaluation	—	111
Excess tax benefits from share-based payment arrangements	(47)	(36)
Pension and retiree medical plan expenses	119	149
Pension and retiree medical plan contributions	(84)	(87)
Deferred income taxes and other tax charges and credits	62	(23)
Change in accounts and notes receivable	(358)	(175)
Change in inventories	(406)	(351)
Change in prepaid expenses and other current assets	(234)	(201)
Change in accounts payable and other current liabilities	(813)	(578)
Change in income taxes payable	175	244
Other, net	(137)	(34)
Net Cash Provided by Operating Activities	181	702

Investing Activities
Capital spending	(355)	(303)
Sales of property, plant and equipment	7	8
Acquisitions and investments in noncontrolled affiliates	(24)	(30)
Divestitures	85	—
Short-term investments, net	59	40
Other investing, net	5	—
Net Cash Used for Investing Activities	(223)	(285)

Financing Activities
Proceeds from issuances of long-term debt	1,990	2,491
Payments of long-term debt	(1,652)	(1,190)
Short-term borrowings, net	2,125	(153)
Cash dividends paid	(888)	(831)
Share repurchases – common	(1,249)	(626)
Share repurchases – preferred	(2)	(2)
Proceeds from exercises of stock options	171	449
Excess tax benefits from share-based payment arrangements	47	36
Other financing	—	(1)
Net Cash Provided by Financing Activities	542	173

Effect of exchange rate changes on cash and cash equivalents	(36)	(172)
Net Increase in Cash and Cash Equivalents	464	418
Cash and Cash Equivalents, Beginning of Year	9,375	6,297
Cash and Cash Equivalents, End of Period	$9,839	$6,715

PepsiCo, Inc. and Subsidiaries Condensed Consolidated Balance Sheet (in millions except per share amounts)

	3/22/2014	12/28/2013
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$9,839	$9,375
Short-term investments	247	303
Accounts and notes receivable, net	7,262	6,954
Inventories
Raw materials	1,794	1,732
Work-in-process	235	168
Finished goods	1,719	1,509
	3,748	3,409
Prepaid expenses and other current assets	2,189	2,162
Total Current Assets	23,285	22,203
Property, plant and equipment, net	18,129	18,575
Amortizable intangible assets, net	1,593	1,638
Goodwill	16,310	16,613
Other nonamortizable intangible assets	14,053	14,401
Nonamortizable Intangible Assets	30,363	31,014
Investments in noncontrolled affiliates	1,890	1,841
Other assets	2,233	2,207
Total Assets	$77,493	$77,478

Liabilities and Equity
Current Liabilities
Short-term obligations	$7,832	$5,306
Accounts payable and other current liabilities	11,625	12,533
Total Current Liabilities	19,457	17,839
Long-term debt obligations	24,240	24,333
Other liabilities	4,811	4,931
Deferred income taxes	6,092	5,986
Total Liabilities	54,600	53,089

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(173)	(171)
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued, net of repurchased common stock at par value: 1,519 and 1,529 shares, respectively)	25	25
Capital in excess of par value	3,942	4,095
Retained earnings	46,770	46,420
Accumulated other comprehensive loss	(5,940)	(5,127)
Repurchased common stock, in excess of par value (347 and 337 shares, respectively)	(21,892)	(21,004)
Total PepsiCo Common Shareholders’ Equity	22,905	24,409
Noncontrolling interests	120	110
Total Equity	22,893	24,389
Total Liabilities and Equity	$77,493	$77,478

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions except dollar amounts, unaudited)

	12 Weeks Ended
	3/22/2014	3/23/2013
Beginning Net Shares Outstanding	1,529	1,544
Options Exercised and Restricted Stock Units Converted	5	10
Shares Repurchased	(15)	(9)
Ending Net Shares Outstanding	1,519	1,545

Weighted Average Basic	1,524	1,544
Dilutive Securities:
Options	9	10
Restricted Stock, PEPUnits and Other	6	8
ESOP Convertible Preferred Stock	1	1
Weighted Average Diluted	1,540	1,563

Average Share Price for the Period	$81.09	$73.67
Growth Versus Prior Year	10%	14%

Options Outstanding	49	61
Options in the Money	49	58
Dilutive Shares from Options	9	10
Dilutive Shares from Options as a % of Options in the Money	19%	17%

Average Exercise Price of Options in the Money	$63.00	$60.38

Restricted Stock, PEPUnits and Other Outstanding	13	15
Dilutive Shares from Restricted Stock, PEPUnits and Other	6	8

Average Intrinsic Value of Restricted Stock Units Outstanding (a)	$74.14	$68.24
Average Intrinsic Value of PEPUnits Outstanding (a)	$60.83	$66.65
(a) Weighted-average intrinsic value at grant date.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Growth Rates
12 Weeks Ended March 22, 2014 and March 23, 2013
(unaudited)

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 3/22/2014	12 Weeks Ended 3/22/2014
Frito-Lay North America	2	1	—	(1)	3	4
Quaker Foods North America	1	—	—	(1)	—	1
Latin America Foods	(3)	12	—	(11)	(2)	9
PepsiCo Americas Foods	1	4	—	(4)	1	5
PepsiCo Americas Beverages	—	1	—	(1)	—	1
Europe	3	4	—	(6)	1	7
Asia, Middle East & Africa	2	4	(5)	(5)	(5)	6
Total PepsiCo	1	3	—	(3)	—	4

	Percent Impact				GAAP Measure	Non-GAAP Measure
					Reported % Change	Organic % Change (a)
Net Revenue Year over Year % Change	Volume	Effective net pricing	Acquisitions and divestitures	Foreign exchange translation	12 Weeks Ended 3/23/2013	12 Weeks Ended 3/23/2013
Frito-Lay North America	4	—	—	—	4	4
Quaker Foods North America	3	(1)	—	—	2	2
Latin America Foods	1	13	—	(3)	11	14
PepsiCo Americas Foods	3	3	—	(1)	5	6
PepsiCo Americas Beverages	(5)	5	—	—	(1)	—
Europe	2	2	—	1	5	4
Asia, Middle East & Africa	15	—	(27)	(2)	(14)	15
Total PepsiCo	1	3	(3)	(0.5)	1	4
(a) Organic percent change is a financial measure that is not in accordance with GAAP and is calculated by excluding the impact of acquisitions and divestitures and foreign exchange translation from reported growth.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Year over Year Growth Rates
12 Weeks Ended March 22, 2014 and March 23, 2013
(unaudited)

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 3/22/2014	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	12 Weeks Ended 3/22/2014	Foreign exchange translation	12 Weeks Ended 3/22/2014
Frito-Lay North America	4	—	—	1	—	5	1	6
Quaker Foods North America	(11)	—	—	1	—	(10)	1	(9)
Latin America Foods	7	—	—	(4)	—	3.5	10	13
PepsiCo Americas Foods	2	—	—	—	—	3	2	5

PepsiCo Americas Beverages	(24)	—	—	15	2	(7)	3	(3)
Europe	72	—	(2)	(8)	—	62	1	64
Asia, Middle East & Africa	5	—	—	2	—	7	3	10
Division Operating Profit	(2)	—	—	4	1	3	2.5	6
Impact of Corporate Unallocated	11	(3)	—	1	(7)	1	—	1
Total Operating Profit	9	(3)	—	5	(7)	4	3	7
Net Income Attributable to PepsiCo	13					5	3	9
Net Income Attributable to PepsiCo per common share - diluted	15					7	3	10

	GAAP Measure					Non-GAAP Measure		Non-GAAP Measure
	Reported % Change	Percent Impact of Non-Core Adjustments				Core (a) % Change	Percent Impact of	Core Constant Currency (a) % Change
Operating Profit Year over Year % Change	12 Weeks Ended 3/23/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	12 Weeks Ended 3/23/2013	Foreign exchange translation	12 Weeks Ended 3/23/2013
Frito-Lay North America	6	—	—	(1)	—	5	—	5
Quaker Foods North America	(4)	—	—	(3)	—	(6)	—	(6)
Latin America Foods	18	—	—	(1)	—	17	8	25
PepsiCo Americas Foods	6	—	—	(1)	—	5	1	7

PepsiCo Americas Beverages	8	—	—	(1.5)	(2.5)	3	—	4
Europe	10	—	(1)	6	—	14	(0.5)	14
Asia, Middle East & Africa	24	—	—	(5)	—	18	1	19
Division Operating Profit	8	—	—	(1)	(1)	6	1	7
Impact of Corporate Unallocated	(12)	6	—	—	7	1	—	1.5
Total Operating Profit	(4)	6	—	(1)	6	7	1	9
Net Income Attributable to PepsiCo	(5)					10	1	12
Net Income Attributable to PepsiCo per common share - diluted	(3)					12	1	13
(a) Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-14 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 Weeks Ended March 22, 2014 and March 23, 2013
(in millions except per share amounts, unaudited)

	GAAP Measure			Non-GAAP Measure
	Reported	Non-Core Adjustments		Core (a)
	12 Weeks Ended 3/22/2014	Commodity mark-to- market net impact	Restructuring and impairment charges	12 Weeks Ended 3/22/2014

Cost of sales	$5,747	$46	$—	$5,793
Selling, general and administrative expenses	$5,048	$(12)	$(98)	$4,938
Operating profit	$1,807	$(34)	$98	$1,871
Provision for income taxes	$389	$(13)	$22	$398
Net income attributable to PepsiCo	$1,216	$(21)	$76	$1,271
Net income attributable to PepsiCo per common share - diluted	$0.79	$(0.01)	$0.05	$0.83
Effective tax rate	24.1%			23.7%

	GAAP Measure					Non-GAAP Measure
	Reported	Non-Core Adjustments				Core (a)
	12 Weeks Ended 3/23/2013	Commodity mark-to- market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	12 Weeks Ended 3/23/2013

Cost of sales	$5,834	$(14)	$—	$—	$—	$5,820
Selling, general and administrative expenses	$5,066	$(2)	$(1)	$(11)	$(111)	$4,941
Operating profit	$1,658	$16	$1	$11	$111	$1,797
Provision for income taxes	$386	$5	$—	$3	$—	$394
Net income attributable to PepsiCo	$1,075	$11	$1	$8	$111	$1,206
Net income attributable to PepsiCo per common share - diluted	$0.69	$0.01	$—	$0.01	$0.07	$0.77
Effective tax rate	26.3%					24.5%
(a) Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-14 for a discussion of each of these adjustments.
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 Weeks Ended March 22, 2014 and March 23, 2013
(in millions, unaudited)

	GAAP Measure	Non-Core Adjustments		Non-GAAP Measure
	Reported			Core (a)
Operating Profit	12 Weeks Ended 3/22/2014	Commodity mark-to-market net impact	Restructuring and impairment charges	12 Weeks Ended 3/22/2014
Frito-Lay North America	$862	$—	$13	$875
Quaker Foods North America	160	—	2	162
Latin America Foods	232	—	(4)	228
PepsiCo Americas Foods	1,254	—	11	1,265
PepsiCo Americas Beverages	429	—	86	515
Europe	152	—	—	152
Asia, Middle East & Africa	194	—	4	198
Division Operating Profit	2,029	—	101	2,130
Corporate Unallocated	(222)	(34)	(3)	(259)
Total Operating Profit	$1,807	$(34)	$98	$1,871

	GAAP Measure	Non-Core Adjustments				Non-GAAP Measure
	Reported					Core (a)
Operating Profit	12 Weeks Ended 3/23/2013	Commodity mark-to-market net impact	Merger and integration charges	Restructuring and impairment charges	Venezuela currency devaluation	12 Weeks Ended 3/23/2013
Frito-Lay North America	$828	$—	$—	$2	$—	$830
Quaker Foods North America	180	—	—	(1)	—	179
Latin America Foods	216	—	—	4	—	220
PepsiCo Americas Foods	1,224	—	—	5	—	1,229
PepsiCo Americas Beverages	565	—	—	—	(13)	552
Europe	88	—	1	4	—	93
Asia, Middle East & Africa	184	—	—	1	—	185
Division Operating Profit	2,061	—	1	10	(13)	2,059
Corporate Unallocated	(403)	16	—	1	124	(262)
Total Operating Profit	$1,658	$16	$1	$11	$111	$1,797

(a)	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See A-13 through A-14 for a discussion of each of these adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)

Global Snacks Net Revenue Growth Reconciliation

12 Weeks Ended
3/22/2014
Reported Net Revenue Growth	1%
Impact of Foreign Exchange Translation	4
Organic Revenue Growth	5%

Global Beverages Net Revenue Growth Reconciliation

12 Weeks Ended
3/22/2014
Reported Net Revenue Growth	(1)%
Impact of Acquisitions and Divestitures	1
Impact of Foreign Exchange Translation	2
Organic Revenue Growth	3%

Developing and Emerging Markets Net Revenue Growth Reconciliation

12 Weeks Ended
3/22/2014
Reported Developing and Emerging Markets Net Revenue Growth	(2)%
Impact of Acquisitions and Divestitures	1.5
Impact of Foreign Exchange Translation	10
Developing and Emerging Markets Organic Revenue Growth	9%

Gross Margin Growth Reconciliation

	12 Weeks Ended
	3/22/2014
Reported Gross Margin Growth	84	bps
Commodity Mark-to-Market Net Impact	(47)
Core Gross Margin Growth	37	bps
Operating Margin Growth Reconciliation

	12 Weeks Ended
	3/22/2014
Reported Operating Margin Growth	113	bps
Commodity Mark-to-Market Net Impact	(39)
Merger and Integration Charges	(1)
Restructuring and Impairment Charges	69
Venezuela Currency Devaluation	(88)
Core Operating Margin Growth	54	bps
Note – Certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Net Revenue Year-over-Year Growth Reconciliation

	GAAP Measure				Non-GAAP Measure
	Reported Growth		Percent Impact of		Organic Growth
	12 Weeks Ended		Foreign Exchange Translation		12 Weeks Ended
	3/22/2014				3/22/2014
Mexico (Foods)	(MSD)%		MSD	%	(LSD)%
LAF (excluding Mexico)	LSD	%	DD	%	DD	%
Diluted EPS Reconciliation

Year Ended
12/28/2013
Reported Diluted EPS	$4.32
Commodity Mark-to-Market Net Impact	0.03
Merger and Integration Charges	0.01
Restructuring and Impairment Charges	0.08
Venezuela Currency Devaluation	0.07
Tax Benefits	(0.13)
Core Diluted EPS	$4.37
Net Cash Provided by Operating Activities Reconciliation (in billions)

2014 Guidance
Net Cash Provided by Operating Activities	$ ~10
Net Capital Spending	~(3)
Free Cash Flow	~7
Certain Other Items (a)	~0
Free Cash Flow Excluding Certain Other Items	$ ~7
(a) Certain other items include discretionary pension and retiree medical contributions, merger and integration payments, payments related to restructuring charges and net capital investments related to restructuring plan.
Note – Certain amounts above may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2014 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “plan,” “position,” “potential,” “project,” “ seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward- looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to protect its information systems against a cybersecurity incident; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or share services for certain functions effectively; fluctuations or other changes in exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Events & Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and reflect how management evaluates our operating results and trends.
Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2013, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, merger and integration charges in connection with our acquisition of Wimm-Bill-Dann Foods OJSC (WBD), restructuring and impairment charges and a charge related to the 2013 Venezuela currency devaluation. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Free cash flow, excluding certain items: Free cash flow, excluding: (1) discretionary pension and retiree medical contributions, (2) merger and integration payments, (3) payments related to restructuring charges, (4) net capital investments related to restructuring plan and (5) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See above for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow). See “Reconciliation of GAAP and Non-GAAP Information” for additional information.

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Division operating profit, core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and reflect how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the 12 weeks ended March 22, 2014, we recognized $34 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. In the 12 weeks ended March 23, 2013, we recognized $16 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses, as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Merger and integration charges
In the 12 weeks ended March 23, 2013, we incurred merger and integration charges of $1 million related to our acquisition of WBD, recorded in the Europe segment.

Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the 12 weeks ended March 22, 2014, we incurred restructuring and impairment charges of $96 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan), including $12 million recorded in the FLNA segment, $2 million recorded in the QFNA segment, $1 million recorded in the LAF segment, $82 million recorded in the PAB segment, $2 million recorded in the Europe segment, $2 million recorded in the AMEA segment and income of $5 million recorded in corporate unallocated expenses representing adjustments of previously recorded amounts. The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.

2012 Multi-Year Productivity Plan
In the 12 weeks ended March 22, 2014, we incurred restructuring and impairment charges of $2 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan), including $1 million recorded in the FLNA segment, $4 million recorded in the PAB segment, $2 million recorded in the AMEA segment, $2 million recorded in corporate unallocated expenses and income of $5 million recorded in the LAF segment and $2 million recorded in the Europe segment representing adjustments of previously recorded amounts.
In the 12 weeks ended March 23, 2013, we incurred restructuring and impairment charges of $11 million in conjunction with our 2012 Productivity Plan, including $2 million recorded in the FLNA segment, $4 million recorded in the LAF segment, $4 million recorded in the Europe segment, $1 million recorded in the AMEA segment, $1 million recorded in corporate unallocated expenses and income of $1 million recorded in the QFNA segment representing adjustments of previously recorded amounts. The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by leveraging new technologies and processes across PepsiCo's operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.
Venezuela currency devaluation
In the 12 weeks ended March 23, 2013 we recorded a $111 million net charge related to the devaluation of the bolivar for our Venezuela businesses. $124 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $13 million) recorded in our PAB segment.
Free cash flow, excluding certain items
Additionally, free cash flow (excluding the items noted in the Net Cash Provided by Operating Activities Reconciliation table) is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table) in evaluating free cash flow which we believe investors should consider in evaluating our free cash flow results.
2014 guidance and long-term targets
Our 2014 core tax rate guidance and our 2014 core constant currency EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2014 organic revenue guidance and our long-term organic revenue growth target exclude the impact of acquisitions, divestitures and other structural changes. In addition, our 2014 organic revenue guidance, our full-year projected 2014 core constant currency EPS guidance and our long-term organic revenue growth target exclude the impact of foreign exchange. We are not able to reconcile our full-year projected 2014 core tax rate guidance to our full-year projected 2014 reported tax rate or our 2014 core constant currency EPS guidance to our full-year projected 2014 reported EPS growth because we are unable to predict the 2014 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full-year projected 2014 organic revenue guidance to our full-year projected 2014 reported net revenue growth or our long-term organic revenue growth target to our long-term net revenue growth target because we are unable to predict the 2014 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.
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